Exhibit 99.1

FSII and Pardes Biosciences Move Towards Merger with the Goal of Tackling
COVID-19 Via an Oral Antiviral for Treatment and Prevention

of SARS-CoV-2 Infections

Proposed merger heads to shareholder vote on December 23rd as ongoing Phase I trial shows potential for unboosted oral regimen

December 21, 2021 SAN FRANCISCO, Calif. & LARKSPUR, Calif.-- (BusinessWire) -- In advance of the shareholder vote for the business combination between FS Development Corp. II (NASDAQ: FSII) and Pardes Biosciences, Inc. (“Pardes”), the CEOs of both companies are sharing their thoughts on the COVID-19 public health emergency and how they expect the combined company to play an important role in addressing one of the biggest health crises of our time.

“We believe that direct-acting antivirals against coronavirus that are taken orally– such as our PBI-0451 – will become increasingly important in a world where SARS-CoV-2 may become endemic. This eventuality appears more likely with the spread of new highly transmissible variants, such as Delta and Omicron,” said Uri Lopatin, M.D., Chief Executive Officer of Pardes Biosciences. “At Pardes, our aspiration is to be a leader in the development of potential therapies against these types of viruses, starting with PBI-0451 which is in Phase I clinical studies.”

PBI-0451 is a type of antiviral drug called a protease inhibitor. This class of drug has been successfully deployed against diseases such as HIV and hepatitis C. More recently, Pfizer Inc. (“Pfizer”) has helped to demonstrate the potential of their protease inhibitor (when used together with a second drug called ritonavir) to be a potentially important new tool to address the COVID-19 pandemic. This class of drugs has the potential, if taken upon exposure or as treatment when symptoms arise, to lower the risk of hospitalization and death, particularly among individuals who are at higher risk for severe infection, such as those with other medical conditions who are vaccinated but with a poor or diminished immune response or are unvaccinated. The Pardes team believes that oral protease inhibitors are potentially easier to make, transport, and administer than injectable treatments such as antibodies and vaccines, so their manufacture and distribution to patients may face fewer barriers.

Pardes is currently dosing healthy volunteers in a Phase I clinical study of its protease inhibitor, PBI-0451, that is exploring potential dosing levels, intervals and regimens. Topline results are expected to be reported in Q1 2022.

“As we dose escalate, the tolerability and pharmacokinetics to date continue to support the potential for dosing of PBI-0451 as a single agent, without the use of a second ‘boosting’ agent to help increase its levels in the body such as ritonavir, which is used in conjunction with Pfizer’s protease inhibitor (PAXLOVID™). Assuming data from our Phase 1 clinical study continues to support advancement of PBI-0451, we plan to evaluate our tablet formulation in Q1 2022 and - pending regulatory approval - to initiate a Phase 2/3 registrational study in mid 2022,” continued Dr. Lopatin. “We believe that the potential for a simple anti-viral treatment for patients that can be initiated immediately upon diagnosis will be important - especially for those patients with the greatest need, such as the elderly and immunocompromised who often take other medicines for their medical conditions that may be incompatible with drugs like ritonavir.”

“We believe the coronaviral main protease is a key target for SARS-CoV-2 antiviral development as inhibitors of this target are anticipated to have activity against all currently known variants,” added Jim Tananbaum, M.D., Chief Executive Officer, President and Director of FSII. “Pfizer’s PAXLOVID™ (nirmatrelvir + ritonavir), a boosted protease inhibitor, has demonstrated the impressive potential of this class of drug in humans. We look forward to a world where the COVID pandemic is defeated by a combination of outbreak surveillance, vaccines, and oral antivirals.”

The proposed merger heads to a vote of FSII’s stockholders on December 23, 2021.

About Pardes Biosciences, Inc.

Pardes Biosciences is a clinical-stage biopharmaceutical company created by and for this moment to help solve pandemic-sized problems, starting with COVID-19. We are applying modern reversible-covalent chemistry as a starting point to discover and develop novel oral drug candidates while reimagining the patient journey to access these medicines. The company’s lead product candidate, PBI-0451, is being developed as a direct-acting, oral antiviral drug to treat and prevent SARS-CoV-2 infections, the virus responsible for COVID-19. Pardes Biosciences is committed to innovating every aspect of how we work, including the flexibility of remote working and regional hubs. We are on a mission to stop a pandemic and start a movement so patients everywhere can get well sooner. For more information, please visit www.pardesbio.com.

About PBI-0451

PBI-0451 is an investigational orally bioavailable direct-acting antiviral inhibitor of the coronaviral “main protease” (Mpro), an essential protein required for the replication of all known coronaviruses, including the novel SARS-CoV-2 virus that causes COVID-19. This protease is highly similar across all coronaviruses, including known and emerging coronavirus variants. PBI-0451 is being developed as a direct-acting, oral antiviral drug candidate for the treatment and prevention of SARS-CoV-2 infection and associated diseases.

About FS Development Corp. II (FSII)

FS Development Corp. II, sponsored by Foresite Capital, is a blank check company formed for the purpose of effecting a business combination with one or more businesses in the biotechnology sector. The company is led by Jim Tananbaum, M.D., the CEO of Foresite Capital, an investment firm funding visionary healthcare entrepreneurs with approximately $4 billion in assets under management. The firm is headquartered in the San Francisco Bay Area.

Important Information About the Business Combination and Where to Find It

In connection with the merger agreement, dated June 29, 2021, entered into by and among FS Development Corp. II (the “Company”), Orchard Merger Sub, Inc., Pardes Biosciences, Inc. (“Pardes”) and Shareholder Representative Services LLC, relating to a business combination between the Company and Pardes (the “Business Combination”), the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-258442) (as amended, the “Registration Statement”), which includes a full description of the terms of the Business Combination and includes a prospectus with respect to the combined company’s securities to be issued in connection with the Business Combination and a proxy statement with respect to the shareholder meeting of the Company to vote on the Business Combination. The Company urges its investors, stockholders and other interested persons to read the definite proxy statement/prospectus included in the Registration Statement, as well as other documents filed with the SEC, because these documents contain important information about the Company, Pardes and the Business Combination. The Registration Statement was declared effective by the SEC on December 1, 2021 and the definitive proxy statement/prospectus and other relevant documents have been mailed to the Company’s stockholders of record as of the close of business on November 18, 2021. Stockholders may also obtain a copy of the definitive proxy statement/prospectus, and other documents filed with the SEC, without charge, by directing a request to: FS Development Corp. II, Attn: Secretary, 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939. The definitive proxy statement/prospectus can also be obtained, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and Pardes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Business Combination under the rules of the SEC. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the definitive proxy statement/prospectus included in the Registration Statement and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: FS Development Corp II., Attn: Secretary, 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939.

Forward-Looking Statements

This press release of the Company dated December 21, 2021 (this “Press Release”) contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Press Release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this Press Release include, but are not limited to, statements regarding the proposed Business Combination, including the timing and structure of the Business Combination, the proceeds of the Business combination, the initial market capitalization of the combined company and the benefits of the Business Combination, as well as statements about the potential attributes and benefits of Pardes’ product candidates, including the potential for dosing of PBI-0451 as a single agent without a requirement for the addition of a metabolic boosting agent such as ritonavir, and the format and timing of Pardes’ product development activities and clinical trials, including development plans for registrational trials and regulatory interactions. We cannot assure you that the forward-looking statements in this Press Release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to complete the Business Combination due to the failure to obtain approval from the Company’s shareholders or satisfy other closing conditions in the merger agreement, the occurrence of any event that could give rise to the termination of the merger agreement, the ability to recognize the anticipated benefits of the Business Combination, the outcome of any legal proceedings that may be instituted against the Company or Pardes, development of competing therapeutic treatments for COVID-19 on Pardes’ business and/or the ability of the parties to complete the Business Combination, the ability to obtain or maintain the listing of the Company’s common stock on Nasdaq following the proposed Business Combination, costs related to the proposed Business Combination, changes in applicable laws or regulations, the possibility that the Company or Pardes may be adversely affected by other economic, business, and/or competitive factors, the risks inherent in drug discovery and development, including design, conduct, timing and results of clinical trials and interactions with regulatory authorities and other risks and uncertainties, including those included under the header “Risk Factors” in the Registration Statement and those included under the header “Risk Factors” in the final prospectus of the Company related to its initial public offering. Most of these factors are outside the Company’s and Pardes’ control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this Press Release represent our views as of the date of this Press Release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Press Release.

No Offer or Solicitation

This Press Release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Pardes Investor Contact:

Laurence Watts

Gilmartin Group

(619) 916-7620

laurence@gilmartinir.com

Stephen Jasper

Gilmartin Group

(858) 525-2047

stephen@gilmartinir.com

Pardes Media Contact:

Sophia Patel

Pardes Biosciences
(415) 306-1776

media@pardesbio.com

FSII Contact:

Foresite Capital

Cindy Mesaros

415-413-7627

press@foresitecapital.com

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